                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

    | |     Preliminary Proxy Statement

    | |     Confidential,  for Use of the Commission  Only (as permitted by Rule
            14a-6(e)(2))

    | |     Definitive Proxy Statement

    |X|     Definitive Additional Materials

    | |     Soliciting Material Under Rule 14a-12

            NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.
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                (Name of Registrant as Specified in Its Charter)

                             WESTERN INVESTMENT LLC
                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                                ARTHUR D. LIPSON
                                 ROBERT A. WOOD
                                 D. JAMES DARAS
                                MATTHEW S. CROUSE
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    |X|     No fee required.

    | |     Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

    (1)     Title of each class of securities to which transaction applies:

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    (2)     Aggregate number of securities to which transaction applies:

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    (3)     Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)     Proposed maximum aggregate value of transaction:

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    (5)     Total fee paid:

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            Fee paid previously with preliminary materials:

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    | |     Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)     Amount previously paid

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    (2)     Form, Schedule or Registration Statement No:

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    (3)     Filing Party:

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    (4)     Date Filed:

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      Western Investment LLC ("Western"), together with the other with the other participants  named herein,  is filing materials  contained in this Schedule 14A with  the  Securities  and  Exchange  Commission  (the  "SEC")  relating  to the definitive proxy statement (the "Proxy  Statement") and accompanying proxy cards filed  with the SEC on April  24,  2007  and to be used in  connection  with the annual meeting of stockholders of Neuberger Berman Real Estate Securities Income
Fund Inc.  (the  "Company")  scheduled  to be held on May 2,  2007 (the  "Annual
Meeting"),  to solicit  votes in support of the election of  Western's  slate of director nominees at the Annual Meeting.  Western urges stockholders to read the
Proxy Statement because it contains important information.

      Item 1: On or about April 24, 2007, Western mailed the following letter to stockholders of the Company:

                             WESTERN INVESTMENT LLC

Dear Fellow Stockholder:

Western  Investment,  together with certain other  stockholders,  currently owns over 9% of the  outstanding  shares of Neuberger  Berman Real Estate  Securities
Income Fund Inc.  ("NRO" or the  "Fund").  We are seeking  your  support for the election of our five  nominees to the NRO board at the upcoming  annual  meeting
scheduled   for  May  2,  2007.   We  are   convinced   that  true   stockholder
representation-the election of directors with a meaningful ownership interest in the Fund-is not only desirable, but necessary given NRO's apparent disregard for the rights of stockholders, as described below.

                     WILL THE STOCKHOLDER'S VOICE BE HEARD?

We have  serious  concerns  about  recent  actions  taken by the Fund,  which we believe may have the effect of  disenfranchising  a  significant  portion of the
Fund's stockholders.  In particular,  the Fund has mailed proxy materials to its stockholders  less than two weeks  prior to its annual  meeting (a time frame so short it is practically  unheard of), making it probable that  stockholders will not even receive proxy  materials  prior to the meeting date,  much less have an opportunity to vote.

   o  We  believe  the  annual  meeting  of  stockholders  is the  bedrock  of corporate  governance.  Most  importantly,  it is the  only  opportunity stockholders  have to decide who will  represent  them and  oversee  the management  of their  investment  in the Fund.  By not  receiving  proxy materials until  immediately  before,  or more likely,  after the annual meeting,  stockholders are deprived of their  fundamental  right to vote in  the  election  of  directors.  Why  is  the  board  afraid  to  give stockholders a full and fair opportunity to vote?

   o  We are extremely  concerned with the Fund's  cavalier  treatment of this fundamental  stockholder  right.  We believe  that this  condensed  time frame is designed to result in a failed  election of directors  where no directors are validly elected,  with the incumbent  directors  retaining
      their  seats  by  default.   Why  is  the  board  trying  to  hide  from
      stockholders?  We  believe  stockholders  should  have the full and fair opportunity  to  choose  their  directors.  VOTE FOR THE  WESTERN  SLATE
      TODAY!

      WHY HAS THE BOARD  TAKEN NO  IMMEDIATE  ACTION TO ADDRESS  THE  PERSISTENT
DISCOUNT TO NET ASSET VALUE?

We have proposed a slate of independent and committed  nominees who believe that the issues  facing the Fund are both serious and require  immediate  action.  We believe that there are existing  opportunities to enhance stockholder value that the incumbent board has failed to act upon:

   o  NRO's  share  price  has  lagged  its net  asset  value  (NAV)  since  its inception.  This  discount  has ranged  from 9% to as high as 18% over the past few years.  Any  stockholder  selling their shares is forced to leave this value behind,  receiving  less for their shares than the actual value of the securities they represent. This discount is in addition to the 4.5%
      sales load paid to purchase the shares in the original offering, resulting in a possible 20% of lost value.

   o  This  persistent  "discount  to NAV"  is  unacceptable,  and  the  current directors  have failed to take the necessary  actions to address it. While we have no  intention  of seeking to open-end or  liquidate  the Fund,  we believe  there  are  mechanisms,  such  as  the  immediate  adoption  of a significant  distribution  policy or an aggressive  stock buyback program, which  can be  effectively  implemented  now  for the  benefit  of all NRO stockholders.

   o  There are two similar  closed-end  real estate funds  managed by Neuberger
      Berman  Management,  Inc,  in  addition  to NRO.  They  all  have the same portfolio manager,  investment philosophy and description.  Combining them would produce a $1.5 billion fund with, we believe,  increased returns due to increased efficiencies, reduced costs, and increased liquidity.

We believe consolidation of the three  Neuberger-managed real estate funds would be an obvious and direct benefit to shareholders,  and that there are simple and effective  ways, to address the market discount  issue.  With your support,  our nominees,  all experienced  investors with outstanding  credentials,  would work with  their  fellow  directors  to see that  these  measures  are given  serious consideration and if deemed advisable, prompt implementation.

The  accompanying  proxy statement  provides  additional  information  about our nominees and  proposals.  We urge you to read it carefully and then lend us your support by voting  your shares over the  internet or by phone by  following  the instructions on the enclosed GREEN proxy or by signing, dating and returning the
GREEN proxy in the envelope provided today.

Thank you for your support.

Regards,

/s/ Art Lipson
Art Lipson
Western Investment LLC

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              IF STOCKHOLDERS HAVE ALREADY RETURNED A WHITE PROXY,
                   THEY HAVE EVERY RIGHT TO CHANGE THEIR VOTE.

                    IF STOCKHOLDERS HAVE ANY QUESTIONS ABOUT
               HOW TO VOTE THEIR GREEN PROXY, THEY SHOULD CONTACT
     THE FIRM ASSISTING WESTERN INVESTMENTS IN THE SOLICITATION OF PROXIES:

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE AT: (888) 750-5834

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              CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT LLC

      Western  Investment LLC ("Western"),  together with the other Participants
(as  defined  below),  made a filing on April 24, 2007 with the  Securities  and
Exchange Commission (the "SEC") of a proxy statement (the "Proxy Statement") and accompanying  proxy cards to be used to, among other  things,  solicit  votes in support of the election of the  Participants'  slate of director nominees at the annual meeting of Neuberger Berman Real Estate  Securities Income Fund Inc. (the
"Company") scheduled for May 2, 2007 (the "Annual Meeting").

      Western  advises  all  stockholders  of the  Company  to  read  the  Proxy
Statement  and other  proxy  materials  relating  to the Annual  Meeting as they
become  available  because  they  contain  important  information.   Such  proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (888)  750-5834 or by e-mail at:
mbrinn@innisfreema.com.

      The Participants in the proxy solicitation are Western, Western Investment
Hedged Partners L.P.,  Arthur D. Lipson,  Western  Investment  Activism Partners
LLC, Benchmark Plus  Institutional  Partners,  L.L.C.,  Benchmark Plus Partners,
L.L.C., Benchmark Plus Management,  L.L.C., Scott Franzblau, Robert Ferguson, D.
James  Daras,   Robert  A.  Wood,   Matthew   Crouse  and  Elyse  Nakajima  (the
"Participants").  Information  regarding  the  Participants  and their direct or indirect  interests is available in the Schedule 13D jointly  filed with the SEC on February 20,  2007,  as  subsequently  amended on March 7, 2007 and April 24,
2007, and the Proxy Statement.